Exhibit 10.1

THIRD AMENDMENT TO CREDIT AND SECURITY AGREEMENT

THIS THIRD AMENDMENT TO CREDIT AND SECURITY AGREEMENT (this “Amendment”), dated as of December 24, 2013, is by and among PRIMO WATER CORPORATION, a corporation organized under the laws of the State of Delaware (“Parent”), PRIMO PRODUCTS, LLC, a limited liability company organized under the laws of the State of North Carolina (“Products”), PRIMO DIRECT, LLC, a limited liability company organized under the laws of the State of North Carolina (“Direct”), PRIMO REFILL, LLC, a limited liability company organized under the laws of the State of North Carolina (“Refill”), PRIMO ICE, LLC, a limited liability company organized under the laws of the State of North Carolina (“Ice”; and together with Parent, Products, Direct, Refill and any other Person that at any time after the date hereof becomes a Borrower, each a “Borrower” and collectively, the “Borrowers”), PRIMO REFILL CANADA CORPORATION, a corporation organized under the laws of the Province of British Columbia, Canada (“Canadian Guarantor”; and together with any other Person that at any time after the date hereof becomes a Guarantor, each a “Guarantor” and collectively, the “Guarantors”), and COMVEST CAPITAL II, L.P., a Delaware limited partnership (in its individual capacity, “Comvest”), in its capacity as lender (in such capacity, the “Lender” and collectively with any other lender which may hereafter become a party hereto, the “Lenders”).

W I T N E S S E T H

WHEREAS, the Borrowers, the Guarantors and the Lenders are parties to that certain Credit and Security Agreement dated as of April 30, 2012, as amended by the First Amendment to Credit and Security Agreement dated as of November 6, 2012 and the Second Amendment to Credit and Security Agreement dated as of June 14, 2013 (as so amended, the “Credit Agreement”); and

WHEREAS, the Borrowers have requested that the Lenders agree to amend certain provisions of the Credit Agreement to, among other things, provide for (i) an additional $2,500,000 term loan to be funded on the date of this Amendment and (ii) an additional $2,500,000 term loan to be funded in a single borrowing between January 15, 2014 and January 31, 2014, in each case to fund fees and expenses related to this Amendment and for other general corporate purposes and, subject to the satisfaction of the conditions set forth herein, the Lenders are willing to do so on the terms set forth herein.

NOW, THEREFORE, in consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

AMENDMENTS TO THE CREDIT AGREEMENT

Subject to the terms and conditions of this Amendment, upon the Third Amendment Effective Date (as defined below), the Credit Agreement shall be amended as follows:

1.1              Amendment to Section 1.2.  Section 1.2 of the Credit Agreement shall be amended as follows:

(a)               The defiition of “Term Loan” shall be deleted in its entirety and replaced with the following:

““Term Loan(s)” shall mean, collectively, the Closing Date Term Loan, the Add-On Term Loan, the Second Add-On Term Loan and the Third Add-On Term Loan (to the extent made in accordance with the terms hereof).”

(b)               The definition of “Term Note” shall be deleted in its entirey and replaced with the following:

““Term Note(s)” shall mean, collectively, the Closing Date Term Note, the Add-On Term Note, the Second Add-On Term Note and the Third Add-On Term Note.”

(c)               The definition of “EBITDA” shall be deleted in its entirey and replaced with the following:

““EBITDA” shall mean for any period, without duplication, the total of the following for Loan Parties and their Subsidiaries on a consolidated basis, each calculated for such period:

(a)    Net Income; plus

(b)    (without duplication), to the extent included in the calculation of Net Income, the sum of (i) income and franchise taxes paid or accrued, (ii) Interest Expense, net of interest income, paid or accrued, (iii) amortization and depreciation, (iv) non-cash impairment charges, (v) non-cash compensation expense in an amount not to exceed $2,000,000 in the aggregate during any fiscal year, (vi) non-cash equity charges, (vii), non-cash charges related to acquisition, severance and reserves in an amount not to exceed $500,000 in the aggregate during any fiscal year, (viii) severance costs paid during such period in an amount not to exceed $375,000 in the aggregate during any fiscal year, (ix) extraordinary or non-recurring losses not to exceed $500,000 in the aggregate during the term of this Agreement, (x) for any fiscal quarter ending on or prior to September 30, 2014, losses related to the Flavorstation Discontinued Operations in an amount not to exceed $3,500,000 in the aggregate during the term of this Agreement and (xi) extraordinary or non-recurring transition costs incurred in connection with the DSW Strategic Alliance Agreement not to exceed $4,000,000 in the aggregate during the term of this Agreement; less

(c)   (without duplication), to the extent included in the calculation of Net Income, the sum of (i) the income of any Person (other than a Loan Party or a Subsidiary of any Loan Party) in which any Loan Party or a Subsidiary of any Loan Party has an ownership interest except to the extent such income is received by any Loan Party or such Subsidiary in a cash distribution during such period, (ii) gains from sales or other dispositions of assets (other than sales of Inventory in the normal course of business) and (iii) extraordinary or non-recurring gains.”

1.2               Additional Definitions.   The following definitions shall be added to Section 1.2 of the Credit Agreement in their entirety in proper alphabetical order and shall read as follows:

““DSW Strategic Alliance Agreement” shall mean that certain Strategic Alliance Agreement dated as of November 12, 2013 by and between Parent and DS Waters of America, Inc.”

““Second Add-On Term Loan” shall have the meaning provided in Section 2.1(a).”

““Second Add-On Term Note” shall mean the promissory note of Borrowers issued to Lender on the Third Amendment Effective Date as described in Section 2.1(c) below.”

““Third Add-On Availability Period” shall mean the period commencing on January 15, 2014 and ending on January 31, 2014.”

““Third Add-On Term Loan” shall have the meaning provided in Section 2.1(a).”

““Third Add-On Term Note” shall mean the promissory note of Borrowers issued to Lender in accordance with the terms of Section 2.1(c) below.”

““Third Amendment” shall mean the Third Amendment to Credit and Security Agreement dated as of December 24, 2013 by and among the Borrowers, the Guarantors and the Lenders.”

““Third Amendment Effective Date” shall have the meaning provided in the Third Amendment.”

1.3              Amendment to Sections 2.1(a) and 2.1(c).  Sections 2.1(a) and 2.1(c) of the Credit Agreement are hereby amended and restated in their entirety to read as follows:

“(a)  Subject at all times to all of the terms and conditions of this Agreement, (i) on the Closing Date in a single borrowing, the Lender extended to the Borrowers a term loan in the principal amount of $15,150,000 (the “Closing Date Term Loan”), (ii) on the Second Amendment Effective Date in a single borrowing, the Lender extended to the Borrowers a term loan in the principal amount of $3,000,000 (the “Add-On Term Loan”), (iii) subject to all the terms and conditions of the Third Amendment (including, without limitation, Section 2.2 therein), on the Third Amendment Effective Date, the Lender will extend to the Borrowers a term loan in the principal amount of $2,500,000 (the “Second Add-On Term Loan”) and (iv) subject to all the terms and conditions of the Third Amendment (including, without limitation, Sections 2.2 and 2.3 therein) and so long as no Event of Default or Default shall have occurred and be continuing on the date of funding thereof or would exist after giving effect to the Third Add-On Term Loan (as defined below), during the Third Add-On Availability Period, the Borrowers may borrow from the Lender, and the Lender will extend to the Borrowers, a term loan in the principal amount of $2,500,000 (the “Third Add-On Term Loan”).  The Second Add-On Term Loan shall be borrowed in a single borrowing on the Third Amendment Effective Date, and the Third Add-On Term Loan may be borrowed at the Borrowers option in a single borrowing at any time during the Third Add-On Availability Period.  Any principal amounts repaid in respect of the Closing Date Term Loan, the Add-On Term Loan, the Second Add-On Term Loan or the Third Add-On Term Loan may not be reborrowed.  Each of the Closing Date Term Loan, the Add-On Term Loan, the Second Add-On Term Loan and the Third Add-On Term Loan shall be due and payable in full on the Termination Date, subject to earlier prepayment as herein provided.”

“(c) The Closing Date Term Loan shall be evidenced by the Closing Date Term Note, the Add-On Term Loan shall be evidenced by the Add-On Term Note, the Second Add-On Term Loan shall be evidenced by the Second Add-On Term Note and the Third Add-On Term Loan (in the event such term loan is made) shall be evidenced by the Third Add-On Term Note, each being a secured Term Note of the Borrowers payable, jointly and severally, to the Lender or its registered assigns substantially in the form of Exhibit A attached hereto.  The terms of the Term Notes are incorporated into this Agreement by this reference.”

1.4            Amendment to Section 7.6(b).  The Minimum EBITDA grid contained in Section 7.6(b) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

Date	Minimum EBITDA
December 31, 2013	$8,800,000
March 31, 2014	$9,000,000
June 30, 2014	$9,300,000
September 30, 2014	$9,700,000
December 31, 2014	$10,100,000
March 31, 2015	$10,200,000
June 30, 2015	$10,300,000
September 30, 2015	$10,400,000
December 31, 2015	$10,500,000
March 31, 2016	$10,600,000
June 30, 2016	$10,700,000

1.5               Limitations; No Other Amendment.  Except for the amendments expressly set forth herein, the text of the Credit Agreement and all Other Documents shall remain unchanged and in full force and effect, and Lender expressly reserves the right to require strict compliance with the terms of the Credit Agreement and the Other Documents.  The amendments contained herein are limited to the precise terms hereof, and Lender is not obligated to consider or consent to any additional request by any Borrower for any other amendment with respect to the Credit Agreement or any Other Document.

1.6              Amendment Fee; Funding Fee.  In consideration of the agreements of the Lender set forth herein, Borrowers, jointly and severally, shall pay the Lenders (i) on the Second Amendment Effective Date, an amendment fee in the aggregate amount of $200,000 (the “Amendment Fee”), which Amendment Fee shall be fully earned and shall be payable as of the Second Amendment Effective Date, (ii) on the date of funding of the Second Add-On Term Loan, a funding fee in the aggregate amount of $62,500 (the “Second Add-On Funding Fee”), which Second Add-On Funding Fee shall be fully earned and shall be payable on the date of funding of the Second Add-On Term Loan and (iii) in the event the Third Add-On Term Loan is made, a funding fee in the aggregate amount of $62,500 (the “Third Add-On Funding Fee”), which Third Add-On Funding Fee shall be fully earned and shall be payable on the date of funding of the Third Add-On Term Loan.

1.7              Amendment of Exhibit A.  Exhibit A to the Credit Agreement is hereby amended to add the forms of Second Add-On Term Note and Third Add-On Term Note attached as Exhibit A hereto.

ARTICLE II

REPRESENTATIONS, WARRANTIES AND COVENANTS; CONDITIONS PRECEDENT.

2.1              Representations, Warranties and Covenants.  Borrowers and Guarantors hereby represent, warrant, covenant and agree to and in favor of Lender the following (which shall survive the execution and delivery of this Amendment), the truth and accuracy of which are a continuing condition of the making of the Term Loans to Borrowers:

(a)    This Amendment and each other agreement or instrument to be executed and delivered by Borrowers and Guarantor in connection herewith (the “Amendment Documents”) have been duly authorized, executed and delivered by all necessary action on the part of each Borrower and Canadian Guarantor which is party hereto and thereto, as the case may be, and the agreements and obligations of each Borrower and Guarantor contained herein and therein constitute the legal, valid and binding obligations of such Borrower and Canadian Guarantor, enforceable against them in accordance with their terms, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefore may be brought;

(b)    The execution, delivery and performance of the Amendment Documents (a) are all within each Borrower’s and Canadian Guarantor’s respective powers and (b) are not in contravention of law or the terms of any Borrower’s or Guarantor’s certificate or articles of incorporation or formation, operating agreement, partnership agreement or other organizational documentation, or any indenture, agreement or undertaking to which any Borrower or Canadian Guarantor is a party or by which any Borrower or Canadian Guarantor or its property are bound;

(c)    Lender has and shall continue to have valid, enforceable and perfected liens upon and security interests in the assets and properties of Borrowers and Guarantors heretofore granted to Lender pursuant to the Other Documents or otherwise granted to or held by Lender, except as permitted by the Other Documents or consented to by Lender;

(d)    All of the representations and warranties set forth in the Credit Agreement and the Other Documents are true and correct in all material respects on and as of the date hereof, as if made on the date hereof, except to the extent any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct in all material respects as of such date;

(e)    After giving effect to this Amendment, no Default or Event of Default under the Credit Agreement has occurred and is continuing or would result from the execution or effectiveness of this Amendment, and each Borrower and Guarantor is in full compliance with all covenants and agreements contained therein; and

(f)    This Amendment was reviewed by each Borrower and Guarantor, which acknowledges and agrees that it (i) understands fully the terms of this Amendment and the consequences of the issuance hereof, (ii) has been afforded an opportunity to have this Amendment  reviewed by, and to discuss this Amendment with, such attorneys and other persons as it may wish, (iii) has entered into this Amendment of its own free will and accord and without threat or duress, and (iv) this Amendment and all information furnished to Lender is made and furnished in good faith, for value and valuable consideration.

2.2               Conditions to Effectiveness of this Amendment.  Article I of this Amendment shall become effective when, and only when, the following conditions have been satisfied as reasonably determined by Lender in its sole discretion (the “Third Amendment Effective Date”):

(a)             Lender shall have received a duly authorized and executed copy of this Amendment from each of the Borrowers and the Guarantors.

(b)            The Lender shall have received the Second Add-On Term Note duly executed and delivered by an authorized officer of the Borrowers in favor of the Lender.

(c)             Lender shall have received the consent of the Revolving Loan Agent, on behalf of the lenders under the Revolving Loan Agreement, evidencing their consent and approval of the transactions contemplated by this Amendment including, without limitation, amending the Intercreditor Agreement to reflect the same.

(d)            Lender shall have received a copy of the resolutions of the board of directors (or equivalent authority) of each Loan Party authorizing the execution, delivery and performance of this Amendment and the other Amendment Documents to which it is a party as certified by the Secretary or an Assistant Secretary of each Loan Party as of the Third Amendment Effective Date; and, such certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded as of the date of such certificate.

(e)             Lender shall have received good standing certificates or certificates of status or certificates of compliance, as applicable, for each Loan Party dated as of a recent date prior to the Third Amendment Effective Date, issued by the Secretary of State or other appropriate official of each such Loan Party’s jurisdiction of incorporation or formation.

(f)            The representations and warranties set forth in Section 2.1 of this Amendment shall be true and correct.

(g)            Borrowers shall have paid the Amendment Fee and, upon funding of the Second Add-On Term Loan, the Second Add-On Funding Fee to Lender in immediately available funds.

(h)            Borrowers shall have paid all reasonable out-of-pocket fees, costs and expenses incurred by Lender in connection with this Amendment and each Other Document (including, without limitation, reasonable legal fees and expenses of counsel to Lender).

2.3               Conditions to Funding Third Add-On Term Loan.  The Lender’s obligation to fund the Third Add-On Term Loan shall become effective when, and only when, the following conditions have been satisfied as reasonably determined by Lender in its sole discretion:

(a)               Lender shall have received the Third Add-On Term Note duly executed and delivered by an authorized officer of the Borrowers in favor of the Lender.

(b)            No Event of Default or Default shall have occurred and be continuing on the date of funding of the Third Add-On Term Loan, or would exist after giving effect to the Third Add-On Term Loan.

(c)            All of the representations and warranties set forth in the Credit Agreement and the Other Documents are true and correct in all material respects on and as of the date of funding of the Third Add-On Term Loan, as if made on the date of funding of the Third Add-On Term Loan, except to the extent any such representation or warranty is made as of a specified date, in which case such representation or warranty shall have been true and correct in all material respects as of such date.

(d)            Borrowers shall have paid, upon funding of the Third Add-On Term Loan, the Third Add-On Funding Fee to Lender in immediately available funds.

(e)            Borrowers shall have paid all reasonable out-of-pocket fees, costs and expenses incurred by Lender in connection with this Amendment, each Other Document and the funding of the Third Add-On Term Loan (including, without limitation, reasonable legal fees and expenses of counsel to Lender).
ARTICLE III

MISCELLANEOUS
3.1               Ratification of Obligations and Canadian Guaranty.  Each Borrower and Guarantor hereby acknowledges and consents to all of the terms and conditions of this Amendment and the other Amendment Documents executed and delivered in connection herewith or pursuant hereto.  Canadian Guarantor hereby ratifies and confirms the Guarantee and each Other Document to which it is a party.  Each Borrower and Guarantor hereby ratifies and confirms the Credit Agreement, as amended hereby, each Other Document to which such Borrower or Guarantor is a party, and the Obligations owing under or pursuant to the Credit Agreement.  Each Borrower and Guarantor agrees that nothing contained in this Amendment or the other Amendment Documents shall adversely affect any right or remedy of  Lender under the Guarantee.  Canadian Guarantor hereby agrees that all references in the Guarantee to the “Obligations” shall include, without limitation, the obligations of the Borrowers to the Lender under the Credit Agreement previously amended or as amended hereby.  Canadian Guarantor hereby represents and acknowledges that the execution and delivery of this Amendment and the other Amendment Documents executed in connection herewith shall in no way reduce or adversely affect its obligations as a guarantor, debtor, pledgor, assignor, obligor and/or grantor under the Guarantee and each Other Document to which it is a party and shall not constitute a waiver by Lender of any rights against Canadian Guarantor.

3.2               Ratification of Liens.  Each Borrower and Guarantor hereby acknowledges and agrees that the Liens that it granted pursuant to the Credit Agreement and the Other Documents are valid, subsisting, perfected, and enforceable Liens and are superior to all Liens, other than Permitted Encumbrances permitted under the Credit Agreement or any other exceptions approved by the Lender in writing.

3.3               Effect on the Loan Documents.  Upon the Third Amendment Effective Date, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Credit Agreement, and each reference in the Other Documents to “the Credit Agreement,” “thereunder,” “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement, as amended from time to time.

3.4               Release.  Each Borrower and Guarantor does, for itself and its successors and assigns, remise, release and discharge Lender and its respective predecessors, successors and assigns and each of its respective officers, directors, agents, employees, attorneys and financial and other advisors harmless from all claims, demands, debts, sums of money, accounts, damages, judgments, financial obligations, actions, causes of action, suits at law or in equity, of any kind or nature whatsoever, whether or not now existing or known, which any Borrower or Guarantor or its successors or assigns has had or may now or hereafter claim to have against Lender or any of its predecessors, successors and assigns or any of its officers, directors, agents, employees, attorneys and financial and other advisors in any way arising from or connected with the Credit Agreement or any Other Document or the arrangements set forth therein or transactions thereunder up to and including the Third Amendment Effective Date, or the transactions contemplated thereby.  This release and discharge may be pleaded as a defense, counterclaim or cross-claim and shall be admissible into evidence without any foundation testimony whatsoever.

3.5              Terms.  All capitalized terms used herein shall have the meaning assigned thereto in the Credit Agreement, unless otherwise defined herein.

3.6               Governing Law.  The validity, interpretation and enforcement of this Amendment and any dispute arising hereunder, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the State of New York but excluding any principles of conflicts of law or other rule of law that would cause the application of the law of any jurisdiction other than the laws of the State of New York.

3.7               Binding Effect. This Amendment shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns.

3.8               Entire Agreement.  This Amendment is intended by the parties hereto as a final expression of their agreement and constitutes the entire agreement of the parties with respect to the subject matter of this Amendment and all prior and contemporaneous agreements of the parties hereto with respect to the subject matter hereof (whether written or oral) are hereby superseded by and merged into this Amendment.

3.9              Counterparts.  This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which taken together shall constitute one and the same agreement.  Delivery of an executed counterpart of this Amendment by telefacsimile or other electronic method of transmission shall have the same force and effect as the delivery of an original executed counterpart of this Amendment.  Any party delivering an executed counterpart of this Amendment by telefacsimile or other electronic method of transmission shall also deliver an original executed counterpart, but the failure to do so shall not affect the validity, enforceability or binding effect of this Amendment.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF the parties hereto have caused this Amendment to be duly executed on the date first above written.

BORROWERS:	PRIMO WATER CORPORATION,
a Delaware corporation

	By:	/s/ Mark Castaneda
	Name:	Mark Castaneda
	Title:	Chief Financial Officer

PRIMO PRODUCTS, LLC,
a North Carolina limited liability company

	By:	/s/ Mark Castaneda
	Name:	Mark Castaneda
	Title:	Chief Financial Officer

PRIMO DIRECT, LLC,
a North Carolina limited liability company

	By:	/s/ Mark Castaneda
	Name:	Mark Castaneda
	Title:	Chief Financial Officer

PRIMO REFILL, LLC,
a North Carolina limited liability company

	By:	/s/ Mark Castaneda
	Name:	Mark Castaneda
	Title:	Chief Financial Officer

PRIMO ICE, LLC,
a North Carolina limited liability company

	By:	/s/ Mark Castaneda
	Name:	Mark Castaneda
	Title:	Chief Financial Officer

[SIGNATURES CONTINUED ON NEXT PAGE]

GUARANTOR:	PRIMO REFILL CANADA CORPORATION

	By:	/s/ Mark Castaneda
	Name:	Mark Castaneda
	Title:	Chief Financial Officer

[SIGNATURES CONTINUED ON NEXT PAGE]

LENDER:	COMVEST CAPITAL II, L.P.,
as Lender

By: ComVest Capital II Partners, L.P., its General Partner

By: ComVest Capital II Partners UGP, LLC, its General Partner

	By:	/s/ Greg Reynolds
	Name:	Greg Reynolds
	Title:	Managing Director